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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                   FORM 8-K


                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): November 29, 2000


                           First Coastal Corporation
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)

               Delaware                  0-14087                   06-1177661
---------------------------------  ---------------------  ----------------------------
 (State or other jurisdiction of   (Commission File No.)  (IRS Employer Identification
         incorporation)                                                No.)

       1200 Congress Street, Portland, Maine                       04102-2129
      ----------------------------------------                     ----------
      (Address of principal executive offices)                     (Zip Code)

      Registrant's telephone number, including area code:  (207) 774-5000


                                Not applicable
                                --------------
         (Former name or former address, if changed since last report)
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Item 5.   Other Events.
          ------------

     On December 13, 2000, First Coastal Corporation (the "Company") announced that its Board of Directors has authorized an extension of the Company's stock repurchase program and the repurchase of up to an additional 62,000 shares of its common stock, (representing approximately 5% of the 1,232,489 shares currently outstanding). The stock repurchase program is expected to be in effect until approximately November 2001, unless the full 62,000 shares are acquired sooner or the program is further increased. Under the program, no shares knowingly will be purchased from officers or directors of the Company or from persons who hold in excess of five percent of the Company's outstanding shares of common stock.

     The Company's press release is attached to this Current Report on Form 8-K as Exhibit 99(a) and is hereby incorporated by reference herein and made a part hereof.


Item 7.   Financial Statements and Exhibits.
          ---------------------------------

(a)       Not applicable.

(b)       Not applicable.

(c)       Exhibits

          99(a). Press release of the Company, dated December 13, 2000

                                       2
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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    FIRST COASTAL CORPORATION



Date: December 18, 2000             By:  /s/ Gregory T. Caswell
                                         -------------------------------------
                                         Gregory T. Caswell
                                         President and Chief Executive Officer

                                       3
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                                 EXHIBIT INDEX


Exhibit No.    Identity of Exhibit
-----------    -------------------

99(a).         Press release of the Company, dated December 13, 2000